UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2025

LUCID DIAGNOSTICS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40901	82-5488042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Madison Avenue, 25th Floor, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 813-1828

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	LUCD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On February 24, 2025, Lucid Diagnostics Inc. (the “Company”) received a notification letter from the Listing Qualifications department of The Nasdaq Stock Market LLC (“Nasdaq”), stating that the Company had regained compliance with the $1 minimum bid price requirement for continued listing on the Nasdaq Capital Market.

As previously reported, on June 21, 2024, the Company had received a notification letter from the Listing Qualifications department stating that, for the prior 30 consecutive business days (through June 20, 2024), the closing bid price of the Company’s common stock had been below the minimum of $1 per share required for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). The initial notification letter stated that the Company would be afforded 180 calendar days (until December 18, 2024) to regain compliance, and that the Company could be eligible for additional time. Although the Company did not regain compliance within the initial 180 calendar day period, on December 19, 2024, Nasdaq determined that the Company was eligible for an additional 180 calendar day period (until June 16, 2025) to regain compliance. Subsequently, Nasdaq determined that, from February 7, 2025 to February 21, 2025, the closing bid price of the Company’s common stock had been at $1 per share or greater. Accordingly, the Company has regained compliance with Nasdaq Listing Rule 5550(a)(2).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2025	LUCID DIAGNOSTICS INC.

	By:	/s/ Dennis McGrath
Dennis McGrath
Chief Financial Officer

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